Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sealed Air Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-196508,  333-176275, 333-176267, 333-152909, 333-126890 and 333-89090) on Form S-8 and in the registration statement (No. 333-195059) on Form S-3 of Sealed Air Corporation of our report dated February 27, 2015, with respect to the consolidated balance sheets of Sealed Air Corporation and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 annual report on Form 10-K of Sealed Air Corporation.

Our report on the consolidated financial statements refers to the company’s election to change its method of accounting for certain inventories.

/s/ KPMG LLP

Short Hills, New Jersey
February 27, 2015